AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD  20602

                                                    April 30, 2009

Dear Shareholders:

On behalf of the officers and trustees of American Community Properties Trust (the "Company"), you are cordially invited to attend the Company's Annual Meeting of Shareholders to be held at 10:00 a.m. EDT, on Wednesday, June 3, 2009, at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf,  Maryland.

At the meeting, shareholders of the Company will be asked to consider and act upon the election of three trustees to serve until 2012, an amendment to our Amended and Restated Declaration of Trust to reduce our annual distribution requirement, and the adoption of a share incentive plan for 2009 as described in the accompanying Notice of Meeting and Proxy Statement.

The trustees of the Company recommend that all shareholders of the Company vote in favor of the proposals presented.  Your vote is important regardless of the number of shares you own.  We strongly encourage all shareholders of the Company to participate by voting their shares by proxy whether or not they plan to attend the meeting.  Please sign, date and mail the enclosed proxy as soon as possible.  If you do attend the meeting, you may still vote in person.

Sincerely,
                                                                                                                                /s/J. Michael Wilson
J. Michael Wilson
Chairman

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD  20602

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD JUNE 3, 2009

TO THE SHAREHOLDERS OF AMERICAN COMMUNITY PROPERTIES TRUST:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of American Community Properties Trust (the "Company") will be held on Wednesday, June 3, 2009, at 10:00 a.m. EDT, at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland for the following purposes:

(1)	To elect three trustees of the Company to serve until the Annual Meeting of Shareholders in 2012;

(2)
To amend the Company’s Amended and Restated Declaration of Trust (“Declaration of Trust”) to change its annual distribution requirement from 45% to the Current Tax Rate as defined in the proposed amendment to the Declaration of Trust;

(3)	To adopt the Company’s 2009 Share Incentive Plan; and

(4)	To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

The Board of Trustees has fixed the close of business on April 6, 2009 as the record date for the determination of the shareholders entitled to notice of and to vote at the meeting and at any adjournment or postponement of the meeting.  Our 2008 annual report to shareholders and our 2009 annual proxy statement will be available on the Internet at www.acptrust.com/corp_gov.html on or about April 30, 2009.

Shareholders are invited to attend the meeting.  Whether or not you expect to attend, we urge you to sign, date and promptly return the enclosed proxy card in the enclosed postage prepaid envelope.  If you attend the meeting, you may vote your shares in person, which will revoke any previously executed proxy.

If your shares are held of record by a broker, bank or other nominee and you wish to attend the meeting; you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting.  In order to vote your shares at the meeting, you must obtain from the record holder a proxy issued in your name.

By Order of the Board of Trustees
                                                                                                                /s/Matthew M. Martin
                                                                                                                Matthew M. Martin
Secretary

St. Charles, Maryland
April 30, 2009

AMERICAN COMMUNITY PROPERTIES TRUST
222 SMALLWOOD VILLAGE CENTER
ST. CHARLES, MD  20602

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
To Be Held June 3, 2009

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Trustees of American Community Properties Trust (the “Board”), a Maryland real estate investment trust (the "Company" or "ACPT"), for the 2009 Annual Meeting of Shareholders of the Company (the "2009 Annual Meeting") to be held at the  Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland on Wednesday, June 3, 2009 at 10:00 a.m. EDT.  At the annual meeting, shareholders will consider and vote on the proposals described in this proxy statement.  The Company’s principal executive offices are located at 222 Smallwood Village Center, St. Charles, Maryland, 20602.

WHO CAN VOTE

You are entitled to vote your common shares of beneficial interest, no par value, (the “Common Shares”) if our records showed that you held your shares at the close of business on the record date, April 6, 2009.  As of April 6, 2009, there were 5,229,954 Common Shares outstanding and entitled to vote at the 2009 Annual Meeting.  Each Common Share is entitled to one vote.  Cumulative voting is not permitted.

HOW TO VOTE

You may vote in person at our 2009 Annual Meeting or by mail.

Voting in person

You may vote in person at our 2009 Annual Meeting.  You may also be represented by another person at the meeting by executing a proxy properly designating that person.  If you are the beneficial owner of shares held in “street name,” you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of elections with your ballot to be able to vote at the meeting.

Voting by Mail

You may vote by completing, signing, dating and returning a proxy card.  A postage-paid envelope will be provided along with the proxy card.

If you hold your shares in your own name as a holder of record with our transfer agent and you receive a proxy card in the mail, you may instruct the proxies how to vote by signing, dating and mailing the proxy card in the postage-paid envelope that will have been provided for you.  If you decide to vote by proxy, the proxies will vote your shares in accordance with your voting instructions.  If you sign and return a proxy card without giving specific voting instructions, the proxies will vote your shares as recommended by our Board of Trustees.  See “Board Recommendation”.

If you hold your shares in “street name” (i.e., through a bank, broker or other nominee), you will receive instructions from your nominee that you must follow in order to provide voting instructions to your nominee, or you may contact your nominee directly to request these instructions.  If you hold your shares in “street name,” you must follow the instructions you receive from your nominee in order to revoke your voting instructions.

Matters to be Presented

We are not aware of any matters to be presented other than those described in this proxy statement.  If any matters not described in this proxy statement are properly presented at the meeting, the proxies will use their own judgment to determine how to vote your shares.

Revoking Your Proxy

If your shares are held in “street name,” you must follow the instructions of your broker, bank or other nominee to revoke your voting instructions.

If you hold your shares in your own name as a holder of record with our transfer agent and wish to revoke your proxy instructions, you must advise the Secretary in writing before the proxies vote your Common Shares at the meeting, deliver a later dated proxy by Internet, telephone or mail or attend the meeting and vote your shares in person.  Attendance at the meeting, by itself, is not sufficient to revoke your proxy instructions.

How Votes Are Counted

The presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast at the 2009 Annual Meeting will constitute a quorum.  A properly executed proxy marked to withhold authority with respect to the election of a trustee nominee or marked to abstain with respect to the approval of the amendment to the Company’s Declaration of Trust or approval of the 2009 Share Incentive Plan will not be voted with respect to such nominee, the Declaration of Trust amendment or the 2009 Share Incentive Plan, as the case may be, although it will be counted for purposes of determining whether there is a quorum.  Votes submitted by mail must be received on or before June 2, 2009.

Voting by Record Holders

If you hold shares in your own name as a holder of record with our transfer agent, you may either vote for or withhold your vote from each nominee for election to the Board, and you may vote for, against, or abstain from the approval of the amendment to the Declaration of Trust and the 2009 Share Incentive Plan.  If you just submit your proxy without voting instructions, the proxies will vote your shares as recommended by our Board.

Voting By “Street Name” Holders

If your shares are held in “street name” by a broker, bank or other nominee, follow the voting instructions you receive from your nominee.  If you want to vote in person, you must obtain a legal proxy from your nominee and bring it to the meeting.  If you do not submit voting instructions to your nominee, your nominee may still be permitted to vote your shares under the following circumstances:

•
Routine proposals.  Generally, under the rules of the NYSE Amex, brokers/members of the NYSE Amex have discretionary power to vote indirectly held shares on routine proposals if they have not received the beneficial owner’s voting instructions.  The election of trustees is a routine proposal.  Therefore, brokers, banks and other nominees that do not receive instructions from “street name” holders may vote on this proposal in their discretion.

•
Non-routine proposals.  Under the NYSE Amex rule described above, a broker non-vote results when the beneficial owner fails to give voting instructions on a non-routine proposal.  The approval of the amendment to the Company’s Declaration of Trust and the approval of the 2009 Share Incentive Plan are non-routine proposals.  Therefore, brokers, banks and other nominees that do not receive instructions from “street name” holders may not vote on these proposals in their discretion.

Vote Required to Elect Trustees

The affirmative vote of a majority of the votes entitled to be cast at the meeting is required for the election of trustees.  Votes “withheld” from a nominee’s election will have the effect of a vote against the election of the nominee.

Vote Required to Approve the Amendment to the Declaration of Trust

The affirmative vote of two-thirds of the votes entitled to be cast at the meeting is required for the approval of the Declaration of Trust.  Abstention votes will have the effect of a vote against the approval of the Declaration of Trust.

Vote Required to Approve the 2009 Share Incentive Plan

           The affirmative vote of a majority of the votes entitled to be cast at the meeting is required for the approval of the 2009 Share Incentive Plan.  Abstention votes will have the effect of a vote against the approval of the 2009 Share Incentive Plan.

Board Recommendation

The Board of Trustees recommends that you vote “FOR” the election of each nominee for trustee, “FOR” the amendment to the Declaration of Trust and “FOR” the approval of the 2009 Share Incentive Plan.

Annual Report

The Company's audited financial statements and notes thereto, including selected financial data and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2008, are included in the Company's Annual Report, which was mailed to all shareholders on April 30, 2009.

Additional copies of the Annual Report and the Company's 2008 Form 10-K and this proxy statement are available without charge on the Company's website at www.acptrust.com or upon written request to American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland 20602, Attention: Director of Investor Relations.

Important Notice Regarding Delivery of Security Holder Documents

For shareholders receiving proxy materials by mail, Securities and Exchange Commission (“SEC”) Rules and Maryland law permit companies to mail a single set of proxy materials to all shareholders residing at the same address if certain conditions are met.  This is called householding and can result in significant savings of paper and mailing costs.  The Company does not yet practice householding.

Shareholders residing at the same address who are currently receiving multiple copies of our proxy materials, as the case may be, and who wish to receive a single copy instead may do so by contacting the Secretary at: American Community Properties Trust, 222 Smallwood Village Center, St. Charles, Maryland 20602, Attention: Director of Investor Relations, or by calling (301) 843-8600.

Shareholder Proposals and Advance Notice Provisions

Proposals for Inclusion in 2010 Proxy Materials

If any shareholder intends to submit a proposal for consideration at the Company's 2010 Annual Meeting of Shareholders, such proposals must be received by the Secretary of the Company no later than January 1, 2010, in order to be considered for inclusion in the proxy statement to be distributed by the Board of Trustees in connection with that meeting.  Shareholder proposals should be submitted to American Community Properties Trust, Attention: Secretary, 222 Smallwood Village Center, St. Charles, Maryland, 20602.  Such a proposal must contain a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made, and all other information required to be presented pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (“the Exchange Act”).  In accordance with our Bylaws, the shareholder and the beneficial owner, if any, on whose behalf the nomination or proposal is made also must provide (x) the name and address of such shareholder, as they appear on the Company's books, and of such beneficial owner and (y) the number of each class of shares of the Company which are owned beneficially and of record by such shareholder and such beneficial owner.

Trustee Nominations and Other Proposals to be Addressed at the 2010 Annual Meeting

The Bylaws of the Company provide a formal procedure for bringing business before the Annual Meeting of Shareholders that also applies to matters that shareholders wish to present, but do not wish to be considered for inclusion in the proxy statement.  A shareholder proposing to present a matter before the 2010 Annual Meeting, but not have the proposal considered for inclusion in the proxy materials is required to deliver notice thereof in writing to the Secretary of the Company at the principal executive offices of the

Company no earlier than March 6, 2010 and no later than April 6, 2010.  If the date of the 2010 Annual Meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary date of this year's Annual Meeting, for the notice by the shareholder to be considered timely, it must be delivered to the Secretary of the Company on the tenth day following the day on which public announcement of the date of such meeting is first made.  The notice must contain (i) as to each person whom the shareholder proposes to nominate for election or reelection as a trustee, all information relating to such person that is required to be disclosed in solicitations of proxies for election of trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a trustee if elected), (ii) as to any other business that the shareholder proposes to bring before the meeting, the same type of information required for proposals to be considered for inclusion in the proxy materials under the prior paragraph.

Discretionary Authority

Pursuant to Rule 14a-4 under the Exchange Act, if a shareholder notifies the Company after April 7, 2010 of an intent to present a proposal at the Company's 2010 Annual Meeting (and for any reason the proposal is voted upon at that annual meeting), the Company's proxy holders will have the right to exercise discretionary voting authority with respect to the proposal, if presented at the meeting, without including information regarding the proposal in its proxy materials.

Communicating with the Board of Trustees

Any shareholder who wishes to communicate to the entire Board, or to any individual trustee, whether or not in relation to a shareholder nomination or a shareholder proposal, may send that communication in writing to the Secretary of the Company at the address provided previously and it will be forwarded to the appropriate member(s) of the Board.  All written shareholder communications to the Board of Trustees will be forwarded to the designated recipients.

Expenses of Solicitation

The cost of proxy solicitation will be borne by the Company.  In an effort to have as large a representation at the meeting as possible, special solicitation of proxies may, in certain instances, be made personally, or by telephone, telegraph, or mail by one or more Company employees.  The Company will also reimburse brokers, banks, nominees and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals, the beneficial owners of the Company's shares.  The Company anticipates these fees and expenses will be approximately $16,000.

PROPOSAL 1:  ELECTION OF TRUSTEES

At the 2009 Annual Meeting, the shareholders will be voting three trustees to serve until the Annual Meeting in 2012.  The three nominees for election until the 2012 Annual Meeting are Thomas E. Green, Antonio Ginorio and Stephen K. Griessel.  Information regarding the Board's nominees and the incumbent trustees whose terms expire in 2010 and 2011 is set forth below.

Pursuant to the Company's Bylaws, the Board consists of not less than three nor more than nine trustees.  The Board is divided into three classes, as nearly equal in number as possible with each class serving staggered three-year terms.

The accompanying proxy, if signed and returned, will be voted for election of the Board's nominees unless contrary instructions are given.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE ELECTION OF MR. GREEN, MR. GINORIO, AND MR. GRIESSEL.

Nominees for Election to the Board of Trustees for a Three-Year Term to Expire at the 2012 Annual Meeting of Shareholders

Thomas E. Green, 47, is the founder and has served since April 2008 as Principal and Chief Executive Officer of Providence One Partners.  Prior to forming Providence One Partners, Mr. Green was the Florida Market Officer of Colonial Properties Trust, a NYSE-listed real estate investment trust, from September 1999 to April 2008.   Mr. Green is a member of the National Association of Industrial and Office Properties’ National Mixed-Use Forum. Mr. Green has served on the Executive Committee of both the Economic Development Commission of Mid-Florida and the Seminole Community College Foundation since 2005.  He has served on the Board of Directors of the Young President’s Organization Orlando, Florida Chapter since 2006 and the Chairman of the Seminole County Regional Chamber of Commerce from July 2004 to June 2005.

Antonio Ginorio, 66, has been a trustee of the Company since January 2001.  Prior to his retirement in 2000, he was a Senior Audit Partner in the San Juan Office of PricewaterhouseCoopers, a globally-recognized public accounting firm, for 36 years.  He has extensive audit experience in banking, manufacturing, retail and real estate.

Stephen K. Griessel, 49, has served as Chief Executive Officer of the Company since October 1, 2008.  Mr. Griessel previously served as a consultant to the Company for sixteen months, investigating possible strategies and structures to unlock long-term shareholder value.  Mr. Griessel started his first business, a sports marketing firm, at the age of 25.  He served as the Managing Director and was a shareholder of RCI Southern Africa for nine years, and was a founding shareholder and Chief Executive Officer of Tourvest, until recently a publicly traded multi-faceted tourism company in Southern Africa.  Prior to his work for ACPT, Mr. Griessel provided consulting services to the Ginn Company, a developer and manager of large-scale residential resort properties throughout the United States and the Caribbean, and other companies for three years.  Mr. Griessel is currently the Chairman of the Orlando, Florida chapter of the Young Presidents Organization, and served on its global Board of Directors between 2001 and 2003.

Members of the Board of Trustees Continuing in Office with a Term to Expire at the 2011 Annual Meeting of Shareholders

Donald J. Halldin, 50, has over 20 years of experience as a fund manager of several hedge funds and is the Founder and Vice Chairman of a New York-based investment firm.  Mr. Halldin is also a member of The Managed Fund Association.

Ross B. Levin, 25, is a securities analyst for Arbiter Partners, LP, a private investment partnership managed by Paul J. Isaac.  Mr. Levin has served Arbiter Partners, LP since June 2005.   Prior to that, Mr. Levin was an agent for the Hogan Companies, a land development and brokerage firm headquartered in Annapolis, Maryland, from May 2004 to March 2005, where he brokered land acquisitions for regional and national builders as well as analyzed land development opportunities for the firm’s account.  Mr. Levin has been a member of the New York Society of Securities Analysts since 2006.

Members of the Board of Trustees Continuing in Office with a Term to Expire at the 2010 Annual Meeting of Shareholders

Michael E. Williamson, 41, is the President and Chief Operating Officer of Tropical, Inc. Canada/USA (“Tropical”), a position he has held since January 1993.  Tropical, Inc. is a snack food manufacturing and distribution company.

J. Michael Wilson, 43, has been a trustee of the Company since March 1997 and has served as Chairman and Chief Executive Officer of the Company from July 1998 through September 30, 2008 and continuing as Chairman thereafter.  Mr. Wilson was a Director of Interstate General Management Corporation (“IGMC”), the managing general partner of Interstate General Company L.P. (“IGC”), the predecessor to the Company, from 1996 to 1998 and from January 1997 to November 1998 was Vice Chairman, Secretary, and Chief Financial Officer of IGC.  He has been President and Chief Operating Officer of Interstate Business Corporation ("IBC"), a general partner of IGC, since 1994 and a Director of IBC since 1991.  He served as Vice President of IBC from 1991 to 1994.  He has been a director of Wilson Securities Corporation since 1991, and President since March 1996.  He was Vice President of Wilson Securities Corporation from 1991 to 1996.  He has been Vice President of Interstate Waste Technologies, a subsidiary of IGC, since 1994 and in July 2006 was appointed to their Board of Directors.

Thomas J. Shafer, 79, has been a trustee of the Company since August 1998.  He is a registered professional engineer specializing in real estate evaluation and land development.  Prior to his retirement in 1997, he was a Partner in Whitman, Requardt and Associates, LLP ("Whitman Requardt"), an engineering and architectural firm from 1976 through 1997 and its managing partner from 1989 through 1997.  He was a Director of IGMC from January 1998 to June 2000.  He is a member of the Urban Land Institute, the American Society of Professional Engineers and numerous other technical organizations. Whitman Requardt has provided engineering services to the Company for over thirty years.

PROPOSAL 2: APPROVAL OF AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST

At the annual meeting, shareholders are being asked to vote on a proposed amendment to our Declaration of Trust.  If approved by our shareholders, our Declaration of Trust will be amended and the minimum annual distributions to shareholders pursuant to Section 5.3.3 of the Declaration of Trust shall be changed from at least forty-five percent (45%) of the net taxable income allocated to the shareholders in such year to the Current Tax Rate times the net taxable income allocated to the shareholders in such year.  The Current Tax Rate is defined in the amendment as the highest U.S. federal income tax rate then in effect for U.S. individuals on the type of taxable income allocated to the shareholders plus 10%.  A form of the proposed amendment to our Declaration of Trust is attached as Appendix A to this proxy statement.

The Board of Trustees believes that it is in the best interests of shareholders to approve the proposed Declaration of Trust because it is expected to more accurately reflect the maximum tax rate applicable to our shareholders which will, in turn, allow us to retain more cash while still distributing enough cash to allow our shareholders to satisfy their annual income tax requirements related to our shares.

Unless you direct otherwise in the proxy card, the persons named as proxies will vote your proxy for the approval of the Declaration of Trust.  If a quorum is present at the annual meeting, the Declaration of Trust will be approved if a majority of the votes entitled to be cast at the annual meeting vote for the Declaration of Trust.  Abstentions and broker non-votes will have the effect of a vote against the Declaration of Trust.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE PROPOSED DECLARATION OF TRUST AMENDMENT.

PROPOSAL 3:  APPROVAL OF 2009 SHARE INCENTIVE PLAN

As of April 6, 2009, the record date for the Annual Meeting, there were no shares available for issuance under any share incentive plan as the prior plan expired during 2008.  The Board has, therefore, approved a new omnibus 2009 Share Incentive Plan (the “2009 Plan”) as of April 7, 2009, subject to shareholder approval, reserving an aggregate of 750,000 shares for issuance.  The 2009 Plan’s aggregate share authorization, the individual grant limit and the terms of the outstanding awards will be adjusted by the Compensation Committee to reflect share dividends, share splits, consolidations of shares and other changes in the Company’s capitalization.

We believe that the prior Share Incentive Plan has benefited, and the 2009 Plan will benefit, our company by (i) encouraging employees and trustees of the Company and its affiliates to acquire a proprietary interest in our growth and performance, (ii) providing greater incentives for our employees and trustees to contribute to our future success and prosperity, thus enhancing the value of the Company for the benefit of shareholders, and (iii) enhancing our ability to attract and retain individuals of exceptional ability and talent upon whom our future progress, growth and profitability largely depend.

The more significant features of the 2009 Plan are summarized below.  The following summary of the 2009 Plan is qualified in its entirety by reference to the 2009 Plan, a copy of which is attached as Appendix B to this proxy statement,

Administration

The 2009 Plan will be administered by a committee of our Board.  If a committee is not appointed to administer the 2009 Plan, it will be administered by the Board.  This summary uses the term “Committee” to refer to the Board or any committee appointed to administer the 2009 Plan, as applicable.

The Committee has the authority to select individuals to whom awards are granted, to determine the types of awards and the number of shares subject to each award, and to set the terms, conditions, and provisions of such awards.  The Committee is authorized to interpret the 2009 Plan and to establish, amend, and rescind any rules and regulations relating to the 2009 Plan, and to make all other determinations which may be necessary or advisable for the administration of the 2009 Plan.

Persons Eligible for Grants

Trustees (8 persons), officers (8 officers) and employees (approximately 210 persons) of the Company and its affiliates are eligible to participate in the 2009 Plan.  The 2009 Plan defines the term “affiliate” as a trade or business that owns at least 50% of the voting securities, general partnership interests or other equity securities of the Company or in which the Company or another affiliate owns at least 50% of the voting securities, general partnership interests or other equity securities.  The Committee will determine the eligible individuals who will receive awards under the 2009 Plan.

Shares Subject to the Plan

The 2009 Plan provides that a maximum of 750,000 Common Shares may be issued under the 2009 Plan. The shares deliverable under the 2009 Plan may consist of authorized, but unissued shares of the Company.  If an award expires or is cancelled, terminated, forfeited or otherwise settled without the issuance of shares subject to such award, those shares will be available for future grants under the 2009 Plan.

In the event of any merger, reorganization, consolidation, recapitalization, dividend, share split, spin-off or similar transaction or other change affecting the Company’s Common Shares, the Board must adjust the terms of the 2009 Plan and outstanding awards, including the number of shares that may be issued under the 2009 Plan, the number and the kind of shares and price under all outstanding grants made before the event.  The Board will make such adjustments in the manner that the Board determines to be equitably required.

2009 Plan Awards

The 2009 Plan authorizes the Committee to grant options, share appreciation rights or SARs and other equity-based awards.  Each type of award may be granted alone or together with other awards under the 2009 Plan.

Stock Options ("option")

The Committee may grant options under the 2009 Plan.  An option entitles the participant to purchase common shares at the exercise price in accordance with the terms and conditions set forth in the option agreement.  The exercise price of an option granted under the 2009 Plan will not be less than 100% of the fair market value of the shares underlying the grant on the date of the grant.  Options will be exercisable at the time or times and subject to the terms and conditions determined by the Committee, provided that an option may not be exercised more than ten years after the date of grant.  A participant exercising an option may pay the exercise price in cash, by certified check, in previously acquired shares (either actually or by attestation) or by a broker-assisted cashless exercise, or by any combination of the foregoing, as the Committee may specify in the applicable option agreement.

Share Appreciation Rights (SAR)

The Committee may grant a SAR in conjunction with an option, a “corresponding SAR,” or independent of any option, an “independent SAR.”  A corresponding SAR will terminate and will no longer be exercisable upon the termination or exercise of the related option.  Such corresponding SAR may be exercised by a participant at the time or times and to the extent the related option is exercisable by surrendering the applicable portion of the related option in accordance with procedures established by the administrator.  Upon exercise, a corresponding SAR will permit the participant to receive cash, shares, or a combination thereof, as determined by the administrator.  The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the exercise price of the related option multiplied by the number of shares with respect to which the corresponding SAR is exercised.

An independent SAR may not have a term of greater than ten years.  The Committee may impose exercisability restrictions on independent SARs at the time of grant.  Upon exercise, an independent SAR permits the holder to receive cash, shares, or a combination thereof, as determined by the administrator.  The amount of cash or the value of the shares is equal to the excess of the fair market value of a share on the date of exercise over the exercise price of the independent SAR (which cannot be less than the fair market value of a share on the date of grant), multiplied by the number of shares with respect to which the independent SAR is exercised.

Other Share-Based Awards

The Committee may also grant other equity-based awards (i.e., awards of shares or other awards that are valued in whole or in part by reference to, shares or securities convertible into shares).  The Committee will prescribe the terms and conditions that govern an other-equity based award.  The terms and conditions of an other equity-based award may provide that a participant’s rights in the award are forfeitable, nontransferable or otherwise restricted for a period of time, including restrictions requiring continued employment or service or the satisfaction of one or more performance objectives.  Other equity-based awards that are valued with reference to Common Shares may be settled in Common Shares, cash or a combination of Common Shares and cash as determined by the Committee.  Other equity-based awards that are denominated as equity interests in other than Common Shares may be settled in shares or units of such equity interests, cash or a combination of such equity interests and cash as determined by the Committee.

New Plan Benefits

2009 Share Incentive Plan
Name and Position	Dollar Value($)	Number of Units
J. Michael Wilson, Chairman	N/A	N/A
Stephen K. Griessel, Chief Executive Officer	N/A	363,743
Matthew M. Martin, Chief Financial Officer (1)	—	—
Thomas J. Shafer, Trustee (2)	$10,000	—
Antonio Ginorio, Trustee (2)	$10,000	—
Ross B. Levin, Trustee (2)	$2,500	—
Donald J. Halldin, Trustee (2)	$10,000	—
Michael Williamson, Trustee (2)	$10,000	—
Thomas E. Green, Trustee (2)	$10,000	—
Executive Group (1)	—	—
Non-Executive Director Group (1)	—	—
Non-Executive Employee Group (1)	—	—

(1)	While these persons are eligible to receive awards under our 2009 Plan, no awards had been allocated or granted as of the date of this proxy.
(2)
Effective January 1, 2009, trustees shall receive an annual grant of restricted shares valued at $30,000.  As of the record date of April 6, 2009, the trustees had earned $10,000 of the annual grant, except for Mr. Levin, who was appointed as a trustee effective March 18, 2009, who earned $2,500.

Change of Control

Upon a change in control, the Committee is authorized to cause (i) outstanding options and SARs to become fully exercisable thereafter, in which case the Committee may also cause outstanding options and SARs to terminate and cease to be exercisable after the control change date provided that participants are given written notice of the expected completion of the change in control at least forty-eight hours before the closing, and (ii) outstanding other equity-based awards to become earned and nonforfeitable in their entirety.

In the event of a change in control, the Committee, in its discretion and without the need for a participant’s consent, may provide that an outstanding option, SAR or other equity-based award shall be assumed by, or a substitute award granted by, the surviving entity in the change in control.  Such assumed or substituted award shall be of the same type of award as the original option, SAR or other equity-based award being assumed or substituted.  The assumed or substituted award shall have a value, as of the control change date, that is substantially equal to the value of the original award (or the difference between the fair market value and the exercise price or initial value in the case of options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

In the event of a change in control, the Committee, in its discretion and without the need of a participant’s consent, may provide that each option, SAR and other equity-based award shall be cancelled in exchange for a payment.  The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the change in control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the change in control exceeds the exercise price or initial value in the case of an option and SAR, or (ii) the price per share received by shareholders for each Common Share subject to an other equity-based award, or (iii) the value of the other securities or property in which the other equity-based award is denominated.  If the option price or initial value exceeds the price per share received by shareholders in the change in control transaction, the option or SAR may be cancelled without any payment to the participant.

Amendments and Termination

Our Board may at any time amend, alter, suspend or discontinue the 2009 Plan as it shall deem advisable, subject to any requirement for shareholder approval imposed by applicable law, including the rules and regulations of the NYSE Amex; provided, however, that such action will not be taken without the participant’s consent, if such action would impair the rights of a participant under any outstanding award.

Term

No options, SARs, or other equity-based awards may be granted under the 2009 Plan after April 6, 2019.  The Board may terminate the 2009 Plan before that date.

Federal Income Tax Consequences

We have been advised by counsel regarding the federal income tax consequences of the 2009 Plan.  No income is recognized by a participant at the time an option or SAR is granted.  The exercise of an option or a SAR generally is a taxable event that requires the participant to recognize, as ordinary income, the difference between the exercise date’s fair market value of the Common Shares and the exercise price or the amount paid in settlement of the SAR.

Income is recognized under an other equity-based award when the shares or other securities subject to the award first become transferable or are no longer subject to a substantial risk of forfeiture.  At that time, the participant recognizes ordinary income equal to the fair market value of the shares or other securities, plus the amount of any cash payment, less any amount that the participant paid for the shares or other securities.

The employer (either our company or its affiliate) will be entitled to claim a federal income tax deduction on account of the exercise of an option or SAR, the vesting of an other equity-based award and the settlement of a performance share award.  The amount of the deduction is equal to the ordinary income recognized by the participant.

The 2009 Plan shall not be effective unless approved by a majority of the Common Shares present or represented by properly executed and delivered proxies at our 2009 Annual Meeting.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE 2009 SHARE INCENTIVE PLAN.

BOARD AND COMMITTEE MATTERS

Requirements of Board Members

Pursuant to the Company's Charter, not fewer than two of the members of the Board must be persons who are not employed by (i) the Company, (ii) any affiliate of the Company, or (iii) a member of the family of James J. Wilson, the father of J. Michael Wilson.

During the 2008 fiscal year, the Board held four meetings.  All trustees attended at least 75% of the total meetings of the Board and committees of the Board on which they served.  In accordance with Company policy, all members of our Board attended last year's Annual Meeting.

Trustee Independence

                The Company has established trustee independence standards to assist the Board in determining trustee independence in accordance with the requirements of the NYSE Amex corporate governance listing standards.  The Company considers all relevant facts and circumstances in making an independence determination.  To be considered “independent” under our independence standards, our Board must determine that the trustee has no material relationship with us (other than as a trustee) directly or indirectly, that would interfere with the exercise of independent judgment.

                Our Board has affirmatively determined that each of our incumbent trustees and each of the nominees for election, except for Mr. Wilson and Mr. Griessel, at the 2009 Annual Meeting qualifies as “independent” under our independence standards, as none of such trustees or nominees has a material relationship with us, directly or indirectly, that would interfere with the exercise of independent judgment.  Mr. Shafer had a consulting agreement with the Company, described below under the heading “Certain Relationships and Related Transactions” which does not interfere with his independence as a trustee, but does preclude him from being able to serve as a member of the Audit Committee.

Committees of the Board

The Board has established three committees:  the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee.  The charters for the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee may be found on our website at www.acptrust.com.  You may also obtain a copy of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee charters without charge by writing to the Secretary of the Company at the principal executive offices of the Company.

Audit Committee.  The responsibilities of the Audit Committee include the appointment and termination of the independent auditors, reviewing the plans for and results of the annual audit engagement with the independent auditors, approval of any other professional services provided by the independent auditors, approval of the fees paid to the independent auditors for audit and non-audit services, and periodically reviewing, with the assistance of the independent auditors, the adequacy of ACPT's internal accounting controls.  The Audit Committee held 11 meetings during the year ended December 31, 2008.

The members of the Audit Committee are Mr. Ginorio, Chairman, and two trustees, Mr. Halldin and Mr. Levin.  The Board has determined that each current member of the Audit Committee is an independent trustee under the NYSE Amex listing requirements and the applicable rules of the SEC and, as required by NYSE Amex rules, is able to read and understand fundamental financial statements.  The Board has further determined that Mr. Ginorio is "financially sophisticated" under the NYSE Amex rules and is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee.  The Compensation Committee is responsible for approving the compensation of the executive officers of ACPT, including the Chief Executive Officer and, if approved by the shareholders, for the administration of the 2009 Share Incentive Plan.  The Compensation Committee’s basic responsibility is to assure that the Chief Executive Officer, other officers and key management of the Company are compensated fairly and effectively in a manner consistent with the Company’s stated compensation strategy, competitive practice, applicable regulatory requirements, and performance results.  The Compensation Committee also has authority, to the extent it deems necessary and appropriate, to retain special legal, accounting, or other consultants to advise the Compensation Committee and has the authority to determine, and to receive from the Company, the appropriate compensation to be paid to any special legal, accounting or other consultant retained by the Compensation Committee.  Pursuant to its Charter, the Compensation Committee may form and delegate authority to subcommittees comprised entirely of independent trustees, when appropriate, to take any of the actions the Compensation Committee is empowered to take.  The members of the Compensation Committee are Messrs. Green (Chairman), Halldin, and Williamson, each of whom is an independent trustee under the NYSE Amex listing requirements.  The Compensation Committee met six times during 2008.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee assists our Board with identifying qualified individuals to become members of our Board in the event of any vacancy on the Board, recommending to the Board from time to time the member who should serve as Chairman of the Board, determining the composition of the committees of the Board, recommending to the Board, on an annual basis, trustee nominees for the Board to be presented at the annual shareholders meeting, monitoring a process to assess Board effectiveness and developing and implementing our corporate governance guidelines.  The members of the Nominating and Corporate Governance Committee are Messrs. Green (Chairman), Halldin, and Williamson, each of whom is an independent trustee under the NYSE Amex listing requirements.  The Nominating and Corporate Governance Committee met seven times during 2008.

Trustee Candidate Recommendations and Nominations by Shareholders.  The Nominating and Corporate Governance Committee’s charter provides that the committee will consider trustee candidate recommendations by shareholders.  Shareholders should submit any such recommendations for the consideration of our Nominating and Corporate Governance Committee through the method described under “Communicating with Our Board of Trustees”.  In addition, any shareholder of record entitled to vote for the election of trustees at the 2010 Annual Meeting of Shareholders may nominate persons for election to the Board of Trustees if that shareholder complies with the notice procedures previously summarized in “Shareholder Proposals and Advance Notice Provisions".

Process for Identifying and Evaluating Trustee Candidates.  The Nominating and Corporate Governance Committee evaluates all trustee candidates in accordance with the trustee qualification standards described in our Corporate Governance Guidelines.  The committee evaluates any candidate’s qualifications to serve as a member of the Board based on the skills and characteristics of individual Board members as well as the composition of the Board as a whole.  In addition, the Nominating and Corporate Governance Committee will evaluate a candidate’s independence and diversity, skills and experience in the context of the Board’s needs.

There are no differences in the way the Nominating and Corporate Governance Committee evaluates nominees suggested by shareholders from those suggested by Board members or management.

INDEPENDENT AUDITOR FEES AND SERVICES

On April 17, 2009, the Company advised Ernst and Young LLP (“E&Y”) that it was being dismissed as the Company’s independent registered public accounting firm.  The decision to dismiss E&Y was considered and approved by the Audit Committee of the Board on April 17, 2009.  E&Y’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2008 and 2007, did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2008 and 2007, and through the period ended April 17, 2009, there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreements in connection with their report on the Registrant's consolidated financial statements; in addition, there were no reportable events as listed in Item 304(a)(1)(v) of Regulation S-K.  The Company has complied with Item 304(a)(3) of Regulation S-K.

The following table sets forth the aggregate fees for professional services rendered by E&Y, the Company's independent registered public accounting firm, for the audit of the Company's annual financial statements for the years ended December 31, 2008 and December 31, 2007 and fees billed for other services rendered by E&Y during those periods.

	2008	2007
Audit Fees	$800,000	$790,700
Audit-Related Fees	26,500	36,500
Tax Fees	270,200	177,100

Audit Fees

Audit fees in 2008 and 2007 represented fees for professional services provided in connection with the annual audit of our financial statements reported on Form 10-K and review of our quarterly financial statements reported on Form 10-Q.

Audit fees in 2007 included fees for professional services rendered in connection with the audit of the Company’s adoption of Financial Accounting Standards Board Interpretation No. 48 “Accounting for Uncertainty in Income Taxes,” on January 1, 2007.

Audit-Related Fees

Audit-related services in 2008 and 2007 included the audit of the Retirement Benefit Plan, the Company’s subscription to E&Y's on-line accounting and auditing research tool and technical accounting assistance.

Tax Fees

We use E&Y for tax services, including tax compliance, tax advice and tax planning.  Included in the tax fees for 2008 are tax consulting fees related to a change in method and reorganization during 2008.  Included in the tax fees for 2007 are tax consulting fees related to certain strategic planning activities undertaken during 2007.

All Other Fees

We did not engage the independent auditor to provide services other than those identified in the above categories for us in 2008 or 2007.

Pre-Approval Policies and Procedures

The Audit Committee adopted a policy that requires approval in advance of all audit, audit-related, tax services, and other services performed by the independent auditor outside of the audit engagement letter.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services.  The policy states that the Audit Committee must pre-approve the permitted service before the independent auditor is engaged to perform it.  The Audit Committee reports that all services rendered in fiscal year 2008 were pre-approved.

The Audit Committee of the Board appointed E&Y as the Company's independent registered public accounting firm for the 2008 fiscal year.  E&Y has served in this capacity since May 15, 2002.  E&Y has audited and reported to shareholders on the consolidated financial statements of the Company and its subsidiaries for the 2008 fiscal year.

Representatives of E&Y will not be present at the Annual Meeting.

Appointment of Independent Registered Public Accountants for the 2009 Fiscal Year

The Audit Committee of the Board of Trustees has appointed Grant Thornton LLP as the Company’s independent registered public accounting firm for the 2009 fiscal year.  The determination to change the Company’s independent registered public accounting firm from E&Y to Grant Thornton LLP was not based on any dispute between E&Y and the Company.

AUDIT COMMITTEE REPORT

With respect to the Company’s financial reporting process, the management of the Company has the primary responsibility for establishing and maintaining internal controls and preparing the Company’s consolidated financial statements.  The independent registered public accounting firm, Ernst &Young LLP, is responsible for auditing these financial statements.  It is the responsibility of the Audit Committee to oversee these activities.  It is not the responsibility of the Audit Committee to prepare or certify the Company’s financial statements or guarantee the audits or reports of the independent auditors, nor is it the duty of the Audit Committee to certify that the independent auditor is “independent” under applicable rules.  These are the fundamental responsibilities of Company management and the independent auditors.  In the performance of its oversight function, the Audit Committee has:

•
Reviewed and discussed the audited financial statements with the independent registered public accounting firm and management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements;

•
Discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 114, Communication with Audit Committees, as currently in effect;

•
Received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm their independence;

•	Considered whether the provision of non-audit services is compatible with maintaining the independent registered public accountant’s independence; and
•	Concluded that the independent registered public accounting firm is independent from the Company and its management.

The Audit Committee discussed with the Company’s independent auditors the overall scope and plans for their respective audits.  The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Trustees (and the board has approved) that the audited financial statements for 2008 be included in the Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

Audit Committee

Antonio Ginorio, Committee Chairman
Donald J. Halldin
Ross B. Levin

April 30, 2009

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation of the Chief Executive Officer and the two other most highly compensated executive officers of the Company (the "Named Executive Officers") during the Company's last fiscal year.

SUMMARY COMPENSATION TABLE
Name & Principal Position	Year	Salary ($)	Annual Bonus ($)	Stock Awards ($)(1)	Other ($)(2)	Total Compensation ($)

J. Michael Wilson (3)
Chairman & Chief Executive Officer	2008	415,000	--	--	--	415,000
(Chief Executive Officer through September 30, 2008)	2007	375,000	95,000	--	--	470,000

Stephen K. Griessel
Chief Executive Officer (October 1, 2008 through December 31, 2008)	2008	167,000	--	562,000	3,000	732,000

Edwin L. Kelly
Vice Chairman, President & Chief Operating Officer	2008	455,300	--	--	1,608,000	2,063,300
(Through December 1, 2008)	2007	457,800	--	--	35,600	493,400

Cynthia L. Hedrick	2008	197,100	50,000	--	691,200	938,300
Chief Financial Officer (Through August 1, 2008)	2007	272,400	30,000	--	27,900	330,300

(1)
No stock awards were granted in 2008 or 2007.  However, in the fourth quarter of 2008, a primary shareholder agreed in principle to provide Mr. Griessel with the economic benefit of 185,550 shares of their common stock as of October 1, 2008.  (According to SFAS 123(R), any share-based payments awarded to an employee of the reporting entity by a related party for services provided to the entity are share-based payment transactions under SFAS123(R) unless the transfer is clearly for a purpose other than compensation for services to the reporting entity.  Therefore, in essence, the economic interest holder makes a capital contribution to the reporting entity, and the reporting entity makes a share-based payment to its employee in exchange for services rendered.)  In addition, pursuant to Mr. Griessel’s employment agreement, the Company will grant Mr. Griessel 363,743 restricted Common Shares as discussed below. As of December 31, 2008, Mr. Griessel has earned $562,000 related to the accruals for the economic benefit and the vesting of restricted Common Shares.

(2)	Detail of Other:
Name	Contribution to Qualified Defined Contribution Plan ($)	Country Club and Other Dues ($)	Car and Other Allowances ($)	Severance and Vacation Payments ($)	Total Other ($)
J. Michael Wilson
2008	--	--	--	--	--
2007	--	--	--	--	--

Stephen K. Griessel
2008	--	--	3,000	--	3,000

Edwin L. Kelly
2008	19,800	3,000	8,300	1,576,900	1,608,000
2007	20,600	6,000	9,000	--	35,600

Cynthia L. Hedrick
2008	21,100	1,300	3,800	665,000	691,200
2007	19,700	2,200	6,000	--	27,900

(3)
J. Michael Wilson, the Chairman of ACPT and President of IBC, is on the payroll of IBC.  ACPT reimburses IBC for his services provided to ACPT.  On October 1, 2008, Mr. Wilson’s title became Chairman, upon appointment of Mr. Griessel as Chief Executive Officer.  In his role as Chairman, Mr. Wilson’s compensation remained consistent.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements

Stephen K. Griessel

In connection with his appointment as Chief Executive Officer, the Company entered into an employment agreement with Mr. Griessel dated October 1, 2008.  The agreement supersedes Mr. Griessel’s prior consulting agreement with the Company, dated July 2, 2007.  The agreement provides for Mr. Griessel to serve as the Company’s Chief Executive Officer for a term expiring October 1, 2011, unless earlier terminated pursuant to the terms of the agreement.  The agreement renews automatically for successive one-year periods following October 1, 2011, unless either the Company or Mr. Griessel notifies the other of non-renewal in accordance with the terms of the agreement.

During the term of the agreement, Mr. Griessel will receive an annual base salary of $550,000, subject to discretionary increases determined by the Company’s Compensation Committee.  Mr. Griessel also will be entitled to receive an annual cash bonus based on his achievement of performance objectives set by the Company’s Compensation Committee, subject to approval by the Board, with a threshold amount of 20% of Mr. Griessel’s annual base salary; a base amount of 40% of Mr. Griessel’s annual base salary; and a maximum amount of 60% of Mr. Griessel’s annual base salary.  The Company has agreed to pay Mr. Griessel a relocation bonus of $244,000, payable over 12 months and, if Mr. Griessel’s Palm Coast, Florida home does not sell by the first anniversary of the agreement, the Company shall pay Mr. Griessel $15,416.66 each month thereafter, for a period not to exceed 12 months, if during such month Mr. Griessel has not sold the home.  To the extent that Mr. Griessel is paid a relocation bonus, he will not be eligible to receive an annual cash bonus for that period.  In addition, Mr. Griessel will be entitled to participate in the Company’s standard benefits, receive reimbursement for certain life and disability insurance policies maintained by Mr. Griessel, five weeks of paid vacation annually, receive a $1,000 a month vehicle allowance, receive reimbursement for up to $14,000 in legal fees incurred in the preparation of the agreement, and reimbursement for membership fees in the Young Presidents Organization, among other perquisites.

The agreement also provides that the Company will grant Mr. Griessel an award of 363,743 restricted Common Shares.  Such shares will be awarded pursuant to, and shall vest in accordance with, an award agreement granted under the Company’s equity incentive plan and approved by the Company’s Compensation Committee, subject to approval by the Board, with such award remaining subject to approval by the Company’s shareholders at the Company’s Annual Meeting.  Half the shares awarded will vest over five years with the remaining shares vesting based on performance criteria to be determined by the Board.

If Mr. Griessel’s employment is terminated without “cause” or by Mr. Griessel for “good reason” (as both are defined in the agreement), he will be entitled to severance benefits that include: (i) a continuation of his annual base salary for 12 months, (ii) a continuation of reimbursements for certain life and disability insurance policies maintained by Mr. Griessel for 12 months, and (iii) a continuation of Mr. Griessel’s participation on the Company’s benefit plans for 12 months.  In addition, if Mr. Griessel terminates his employment for “good reason”, all of Mr. Griessel’s equity awards shall vest.  The agreement also provides for certain benefits upon Mr. Griessel’s death or disability.

The agreement includes customary restrictive covenants relating to the protection of confidential information and non-solicitation, and it also includes a non-compete clause that will prevent Mr. Griessel from seeking or obtaining employment by any competitor during the term of his employment with the Company and for one year thereafter.

               Annual Incentive Compensation

Performance based incentives reflect both business and individual accomplishment.  Incentives are tied to not only the Company’s operating results, but also to senior management’s ability to manage the Company effectively and create long term value for the shareholders.  In this regard, assessment of performance should take into account factors, such as the impact of economic and industry trends in the Company’s business.

Management proposes annual performance goals which are reviewed by the Compensation Committee and either modified or approved by it.  These goals are divided into five major areas as follows:

•
Leadership.  The goals in this area include the development of long range strategic plans, monitoring or modifying the Company structure to maximize the benefit to shareholders, minimizing tax impact to shareholders, and promoting public relations and the Company’s image.

•
Revenues and Earnings.  The goals in this area include the development and sale of residential land and buildings, leasing of commercial and residential units, and maximizing net operating income from rental properties.

•
Cash Flow Management.  The goals in this area include obtaining the best available bank loans where necessary for construction or working capital, refinancing of investment properties to obtain the best available long term rates and to provide cash for capital funding, managing cash flow to provide for acquisitions and return to shareholders.

•
Human Resources.  The goals in this area include establishing a succession plan for key executives, evaluating employee benefits, hiring new staff where a need has been identified, training and expanding the responsibilities of employees.

•
Strategic Initiatives.  The goals in this area include the development of new commercial and residential product, acquisition of investment properties and land available for future development, analyzing new opportunities and markets for the company.

         While the Compensation Committee considered these performance factors in making individual compensation decisions, it applied its own business judgment in making final determinations.  The maximum bonus amount awarded to each executive will not exceed fifty percent of his or her base salary for the calendar year.  Although the Compensation Committee did approve a relocation bonus for the Chief Executive Officer as previously discussed, the Compensation Committee did not award any Annual Incentive Compensation to the Chief Executive Officer and two other named executive officers in 2008.

         Other Compensation

ACPT has established a qualified defined contribution retirement plan (the "Retirement Plan") for eligible employees of the Company.  Employees are generally eligible to participate when they complete one year of service.  Contributions from the Company to the plan are 5.7% of base salaries and wages not in excess of the U.S. Social Security taxable wage base, and 11.4% of salaries (limited to $230,000) that exceed that wage base.  In addition, the Retirement Plan contains a profit sharing provision allowing ACPT to award annual cash bonuses to the officers and employees in reasonable amounts reflecting their contributions to the Company.  The awards are determined by the Compensation Committee.  A portion of each bonus is contributed on behalf of the employee to the Retirement Plan.  No annual cash bonuses were made under the Retirement Plan in 2008.  All of the named executive officers participate in the Retirement Plan except for the Chief Executive Officer.

Other perquisites are provided to certain named executive officers, primarily the payment of country club and other dues on behalf of the officers, use of Company automobiles or car allowance and cellular phones.  The Compensation Committee believes that the perquisites offered represent market practice and serve to minimize distractions and enable the named executive officers to efficiently and effectively conduct business.  The Compensation Committee also notes that these perquisites do not represent a significant portion of the named executive officers’ total compensation.

SHARE INCENTIVE PLAN

The following table sets forth information as of December 31, 2008 with respect to compensation plans under which equity securities of the Company are authorized for issuance.  The Company has no equity compensation plans that were not approved by its security holders.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plan

Equity compensation plans approved by security holders	10,400	$4.00	--
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Under the Share Incentive Plan, the Compensation Committee of the Board may grant to key employees the following types of Share-based incentive compensation awards ("Awards"): (i) options to purchase a specified number of Common Shares ("Options"), (ii) Common Shares that vest upon the occurrence of certain vesting criteria ("Restricted Shares"), or (iii) Stock Appreciation Rights (“SARs”) that entitle the holder to receive upon exercise an amount payable in cash, Common Shares or other property (or any combination of the foregoing) equal to the difference between the market value of Common Shares and a base price fixed on the date of grant.  A total of 208,000 Common Shares have been reserved for issuance under the Share Incentive Plan.  However, the Share Incentive Plan expired on July 7, 2008, at which point these shares were no longer available for issuance.

As discussed previously, Mr. Griessel’s employment agreement provides for an award of 363,743 restricted Common Shares with half of the shares vesting over five years and the remaining shares vesting based on performance criteria to be determined by the Board.  Also, in the fourth quarter of 2008, a primary shareholder agreed in principle to provide Mr. Griessel with the economic benefit of 185,550 shares of its common stock as of October 1, 2008.  (According to SFAS 123(R), any share-based payments awarded to an employee of the reporting entity by a related party for services provided to the entity are share-based payment transactions under SFAS123(R) unless the transfer is clearly for a purpose other than compensation for services to the reporting entity.)  No additional equity awards were issued in 2008 to the Named Executive Officers.

The following table summarizes the amount of unexercised SARs held by the Named Executive Officers at December 31, 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED DECEMBER 31, 2008
Name	Securities Underlying Unexercised SARs (#) Exercisable	Securities Underlying Unexercised SARs (#) Unexercisable	SARs Exercise Price ($)	SARs Expiration Date
J. Michael Wilson	--	--	--	--
Stephen K. Griessel	--	--	--	--
Edwin L. Kelly	--	--	--	--
Cynthia L. Hedrick	--	--	--	--

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Mr. Griessel’s executive employment agreement includes, among other provisions, a change-in-control provision.  No other Named Executive Officers have change of control agreements with the Company.

COMPENSATION OF TRUSTEES

The Company pays its trustees who are not employees of the Company or any of its affiliates, fees for services as trustees.  In 2008, trustees received fees of $6,500 per quarter plus $1,400 per Board meeting and an additional $500 fee for each telephonic meeting.  The Chairman of the Audit Committee received an additional $1,400 per meeting.  Effective January 1, 2009, the trustees will be paid a quarterly cash retainer in the amount of $10,000 and an annual grant of restricted shares valued at $30,000 based on the terms of the Company's share incentive plan, which shall entitle the holder to any dividends declared on the Company's Common Shares and shall become fully vested on the first anniversary of the grant date.  The trustees are also reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings.

        The following table summarizes trustee compensation for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(B)	All Other Compensation ($)(C)	Total ($)
Antonio Ginorio (A)	106,600	(100,400)	300	6,500
Thomas J. Shafer (A)	92,800	20,800	60,300	173,900
T. Michael Scott (A)	68,500	66,300	111,800	246,600
Thomas S. Condit (A)	68,500	66,300	--	134,800
Donald J. Halldin	30,800	--	--	30,800
Michael E. Williamson	26,800	--	--	26,800
Thomas E. Green	26,800	--	--	26,800
Eric Von der Porten	27,800	--	--	27,800

(A)
During 2007, the Board established a Special Committee made up of each of the independent trustees.  These Special Committee members were eligible to receive a fee of $70,000 each for their participation on the Special Committee, payable in installments, based on certain conditions.  Each member received $20,000 for service on the Special Committee during 2007, which payments are included in the amounts above.  An additional $50,000 was paid to each member during the first quarter of 2008.

(B)
The SFAS 123(R) expense recognized for financial reporting purposes for the year ended December 31, 2008 represents the amortization of the grant date fair value.  In addition, in June 2008, the Company accelerated the vesting of the shares of two trustees, Mr. Scott and Mr. Condit, who did not return to the Board of Trustees, with all previously unvested shares vesting as of June 30, 2008.  To estimate fair value, the Company used the Black-Scholes model assuming a volatility of 46.76% and a risk free interest rate equal to the US Treasury Daily Yield Curve Rates as of December 31, 2008.

(C)
Two of the independent trustees received $300 related to dividends paid on restricted shares granted as described in note (B) above.  In addition, Mr. Shafer received $60,000 related to a consulting agreement with the Company which is discussed further below under the heading “Certain Relationships and Related Transactions.”  Mr. Scott also received $111,800 upon exercising his SARs.

Trustee Share Incentive Plan.  The Trustee Share Incentive Plan authorizes the Board of Trustees, in its discretion, to grant to eligible trustees, awards of the same type and terms as the awards available under the Employee Share Incentive Plan discussed in this Proxy Statement under "Executive Compensation".  Only trustees who are not employees of ACPT or any affiliated company are eligible to receive awards under the Trustee Share Incentive Plan.  An aggregate of 52,000 Common Shares was reserved for issuance under the Trustee Share Incentive Plan.  Under this plan, the Company awarded 8,000 shares to each of the four independent trustees on August 28, 2006.  These shares vest annually at a rate of 1,600 per year, per trustee, with the initial tranche of shares vesting immediately at the grant date.  In addition, 1,600 unregistered shares were awarded to each independent trustee in June 2005.  Finally, during 2001, Thomas J. Shafer, T. Michael Scott and Antonio Ginorio were each awarded 10,000 SARs that entitled the holder to receive upon exercise an amount payable in cash, Common Shares or other property equal to the difference between the market value of Common Shares and a $4.00 base price which was fixed on the date of grant.  On June 2008, the Company accelerated the vesting of the shares of two trustees, who did not return to the Board of Trustees, with all previously vested shares vesting as of June 30, 2008.  As of December 31, 2008, Mr. Ginorio had 10,000 vested SARs outstanding.  The Trustee Share Incentive Plan expired on July 7, 2008.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of the Company's Common Shares by each of the Company's trustees, the nominees for trustee, the Named Executive Officers, all trustees and current executive officers as a group and each person who is known by the Company to beneficially own more than five percent of any class of the Company's voting securities as of April 6, 2009.  The Company has relied upon information supplied by its officers, trustees, nominees, and certain shareholders and upon information contained in filings with the SEC.  Except as otherwise noted below, the address of each person listed in the following table is: c/o American Community Properties Trust, 222 Smallwood Village Center, St. Charles, MD 20602.

Name	Number of Shares of Common Stock Beneficially Owned	Percent of All Shares of Common Stock

J. Michael Wilson (1)(2)(4)	107,747	2.06
Stephen K. Griessel	--	--
Edwin L. Kelly	54,607	1.04
Carlos R. Rodriguez	--	--
Thomas J. Shafer	14,600	*
Antonio Ginorio	10,600	*
Ross B. Levin	8,900	*
Donald J. Halldin	--	--
Michael Williamson	--	--
Thomas E. Green	--	--
All trustees and executive officers of ACPT as a group (9 persons)(2)	196,454	3.75
The Wilson Group (1) 222 Smallwood Village Center St. Charles, MD 20602	2,650,720	50.68
Interstate Business Corporation (1)(3)(4) 222 Smallwood Village Center St. Charles, MD 20602	1,549,976	29.64
Wilson Securities Corporation (1)(3)(4) 222 Smallwood Village Center St. Charles, MD 20602	586,101	11.20
Paul J. Isaac (5) 75 Prospect Avenue Larchmont, New York 10538	718,937	10.94
Leeward Capital, L.P (6) One California Street, Suite 300 San Francisco, CA 94111	288,000	5.51
*         Less than 1%.

(1)
As reported in a Schedule 13D/A filed April 15, 2008, the Wilson Group is comprised of James J. Wilson and his wife, Barbara A. Wilson; their six children, J. Michael Wilson (Chairman of ACPT), Thomas B. Wilson, Kevin J. Wilson, Elizabeth W. Weber, Mary P. Wilson and Brian J. Wilson; Interstate Business Corporation; Wilson Securities Corporation; and Wilson Family Limited Partnership.  The Wilson Group, collectively, has voting and dispositive control through direct and indirect ownership of 51% of ACPT's outstanding shares as reflected in the Wilson Group's Schedule 13D.  The members of the group periodically meet to discuss matters relating to their ownership of ACPT and may from time to time act together with respect to the voting or disposition of Common Shares.  However, there is no formal arrangement among the members of the group in regard to their voting and dispositive voting rights and, accordingly, the group members may not always act together with respect to the Common Shares.

(2)
Includes 21,350 shares attributable to ACPT shares held by the Wilson Family Limited Partnership.  J. Michael Wilson is a General Partner of the Wilson Family Limited Partnership.  The management and control of the business and affairs of the partnership are vested jointly in the General Partners, thus J. Michael Wilson shares voting and dispositive power over Common Shares owned by the Wilson Family Limited Partnership.

(3)	Interstate Business Corporation and Wilson Securities Corporation are owned by certain members of the Wilson Family, including J. Michael Wilson.

(4)	These persons are members of the Wilson Group and their shares are also included with the Wilson Group.

(5)
Based on a Schedule 13D/A filed March 3, 2009, Paul J. Isaac directly owns 73,450 shares and has beneficial ownership of 645,487 shares that are directly owned by: (i) Isaac Brothers L.L.C. (220,200 shares), (ii) Arbiter Partners L.P. (337,937 shares), (iii) Karen Isaac (wife) and 4 grandchildren (70,100), (iv) Isaac Grandchildren’s Trust (12,250 shares), (v) Marjorie S. Isaac u/w/o Irving H. Isaac Marital Trust (5,000 shares).

(6)	Based on a Schedule 13D filed on December 2, 2008, Leeward Capital, L.P. has beneficial ownership of 288,000 shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Payments to IBC for Services Provided by J. Michael Wilson

J. Michael Wilson, the Chairman of ACPT and President of IBC, is on the payroll of IBC.  During 2008, ACPT reimbursed IBC $415,000 for his services provided to ACPT.  IBC is owned by the Wilson Group, beneficial owners of 51% of ACPT’s outstanding shares.

Consulting Agreement

American Rental Management Company ("American Management"), a wholly owned subsidiary of ACPT, entered into a consulting and retirement compensation agreement with IGC's founder and former Chief Executive Officer, James J. Wilson, effective October 5, 1998 (the “Consulting Agreement).  The Consulting Agreement provides for annual cash payments during the first two years of $500,000 and annual cash payments for eight years thereafter of $200,000.  However, if Mr. Wilson dies or ACPT is sold during the term of the Consulting Agreement, the Agreement provides for a lump sum payment equal to the lesser of $400,000 or the aggregate of annual payments then payable under the Agreement.  During the Consulting Agreement term, Mr. Wilson will remain available to provide consulting services requested from time to time by the Board of Trustees, including strategic planning and transaction advisory services.  Pursuant to the Consulting Agreement, American Rental Management Company will reimburse the reasonable costs and expenses incurred by Mr. Wilson in providing requested consulting services.  At the request of Mr. Wilson, ACPT has been making monthly payments under this Consulting Agreement to Interstate Waste Technologies, Inc. (“IWT”).  Mr. Wilson is the father of J. Michael Wilson, Chairman of the Company.  The final monthly payment under this agreement was made in September 2008.

Consulting and Engineering Services

Thomas J. Shafer, a trustee, provided engineering and consulting services to the Company pursuant to a consulting agreement between the Company and Mr. Shafer.  During 2008, Mr. Shafer was paid $5,000 per month for these services.  The Board has determined that Mr. Shafer's provision of services pursuant to his consulting agreement is not a "material" relationship within the meaning of the NYSE Amex corporate governance listing standards.  The contract was terminated effective January 31, 2009.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's trustees, officers, and persons who beneficially own more than ten percent of ACPT's Common Shares to file with the SEC initial reports of ownership and reports of changes in ownership of Common Shares and other equity securities of ACPT.  Trustees, officers and greater than ten percent shareholders are required by SEC regulation to furnish ACPT with copies of all Section 16(a) forms they file.

Based solely on review of the copies of these reports furnished to the Company during and with respect to the fiscal year ended December 31, 2008 and written representations that no other reports were required, the Company believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 2008.

AMERICAN COMMUNITY PROPERTIES TRUST
Proxy for Meeting of ACPT Shareholders on June 3, 2009

The undersigned, a shareholder of American Community Properties Trust, (the "Company") hereby appoints Stephen K. Griessel and Matthew M. Martin, and each of them individually, as Proxies to represent and vote all of the Company's Common Shares held of record by the undersigned, each with full power of substitution, at the Annual Meeting of Shareholders of the Company, to be held at the Regency Furniture Stadium, Legends Club Room, 11765 St. Linus Drive, Waldorf, Maryland, on Wednesday, June 3, 2009 at 10:00 a.m., EDT, or at any adjournment or postponement thereof, as follows on the reverse side.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW.  IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEM (1) BELOW, THIS PROXY WILL BE VOTED "FOR ALL NOMINEES".  THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

1.	To elect three trustees of the Company, each for a three-year term to expire at the 2012 Annual Meeting of Shareholders.

Nominee	Vote For	Vote Against	Vote Withheld/Abstained
(a) Thomas E. Green	[ ]	[ ]	[ ]
(b) Antonio Ginorio	[ ]	[ ]	[ ]
(c) Stephen K. Griessel	[ ]	[ ]	[ ]
2. To approve the amendment to change the annual distribution requirement	[ ]	[ ]	[ ]
3. To approve 2009 Share Incentive Plan	[ ]	[ ]	[ ]

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                                                                                                                     [  ]

The undersigned hereby acknowledges receipt of a copy of the Notice of the Annual Meeting and accompanying Proxy Statement dated April 30, 2009.

Please complete, sign, and date this proxy card and return it promptly in the enclosed postage prepaid envelope or otherwise to P.O. Box 2637, Waldorf, Maryland 20604.

_______________________________________ Name of Shareholder	______________________ Number of Shares Held
_______________________________________ Signature	______________________, 2009 Date
_______________________________________ Title or Authority, if applicable

Note:
If Shares are registered in more than one name, the signatures of all such persons are required.  A corporation should sign in its full corporate name by a duly authorized officer, giving his or her title.  A partnership should sign in the partnership name by an authorized person.  Trustees, guardians, executors and administrators should sign in their official capacity, giving full title as such.

PLEASE COMPLETE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY

Appendix A

Section 5.3.3   Required Minimum Distributions.  The Board of Trustees shall make minimum annual distributions to Shareholders of each class such that the minimum aggregate amount of all distributions made each year to Shareholders in that class will equal at least the Current Tax Rate (as defined below) times the net taxable income allocated to Shareholders of such class in such year; provided, however, that the amount of the required minimum distribution for each class will be reduced by an amount equal to the portion, if any, assigned to such class by the Board of Trustees of the amount of Puerto Rico income tax payable by the Trust arising from its holdings in Puerto Rico, income tax payable in other foreign countries, and any U.S. federal income taxes paid by American Rental with respect to undistributed capital gains.  For purposes of this Section 5.3.3, the “Current Tax Rate” shall equal (i) the highest U.S. federal income tax rate then in effect for U.S. individuals on the type of taxable income allocated to Shareholders, plus (ii) 10%.  The minimum distribution may consist of cash dividends and/or distribution of other property.  The Board of Trustees shall make a good faith appraisal of the fair market value of any property to be distributed to Shareholders in accordance with this Section 5.3.3.

Appendix B

AMERICAN COMMUNITY PROPERTIES TRUST

2009 SHARE INCENTIVE PLAN

TABLE OF CONTENTS
Section

Article I DEFINITIONS

1.01.         Affiliate
1.02.                 Agreement
1.03.                 Board
1.04.                 Change in Control
1.05.                 Code
1.06.                 Committee
1.07.                 Common Share
1.08.                 Company
1.09.                 Control Change Date
1.10.                 Corresponding SAR
1.11.                 Fair Market Value
1.12.                 Initial Value
1.13.                 Option
1.14.                 Other Equity-Based Award
1.15.                 Participant
1.16.                 Plan
1.17.                 SAR

Article II PURPOSES

Article III ADMINISTRATION

Article IV ELIGIBILITY

Article V COMMON SHARES SUBJECT TO PLAN

5.01.                 Common Shares Issued
5.02.                 Aggregate Limit
5.03.                 Reallocation of Shares

Article VI OPTIONS

6.01.                 Award
6.02.                 Option Price
6.03.                 Maximum Option Period
6.04.                 Nontransferability
6.05.                 Transferable Options
6.06.                 Employee Status
6.07.                 Exercise
6.08.                 Payment
6.09.                 Shareholder Rights

Article VII SARS

7.01.                 Award
7.02.                 Maximum SAR Period
7.03.                 Nontransferability

7.04.                 Transferable SARs
7.05.                 Exercise
7.06.                 Employee Status
7.07.                 Settlement
7.08.                 Shareholder Rights

Article VIII OTHER EQUITY–BASED AWARDS

8.01.                 Award
8.02.                 Terms and Conditions
8.03.                 Payment or Settlement
8.04.                 Employee Status
8.05.                 Shareholder Rights

Article IX ADJUSTMENT UPON CHANGE IN COMMON STOCK

Article X COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

Article XI GENERAL PROVISIONS

11.01.                 Effect on Employment and Service
11.02.                 Unfunded Plan
11.03.                 Rules of Construction
11.04.                 Withholding Taxes

Article XII change in control

12.01.                 Impact of Change in Control
12.02.                 Assumption Upon Change in Control
12.03.                 Cash-Out Upon Change in Control

Article XIII AMENDMENT

Article XIV DURATION OF PLAN

Article XV EFFECTIVE DATE OF PLAN

ARTICLE I
DEFINITIONS

1.01.	Affiliate

Affiliate means any trade or business, whether or not incorporated, that is controlled by the Company or that controls the Company.  As used in this definition, “control” means the ownership, directly or indirectly, of fifty percent or more of the voting securities, general partnership interests or equity interests of the trade or business.

1.02.	Agreement

Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of an Option, SAR or Other Equity-Based Award granted to such Participant.

1.03.	Board

Board means the Board of Trustees of the Company.

1.04.	Change in Control

“Change in Control” means a disposition of all or substantially all of the assets of the Company or a change in the ownership of all or more than fifty percent of the Common Shares by means of a sale, a reorganization, a liquidation or otherwise.

1.05.	Code

Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.06.	Committee

Committee means a committee of the Board appointed to administer the Plan.  If no committee is appointed to administer the Plan, then the Board shall be the Committee.

1.07.	Common Share

Common Share means a common share of the Company as described in the Declaration of Trust.

1.08.	Company

Company means American Community Properties Trust, a Maryland real estate investment trust.

1.09.	Control Change Date

Control Change Date means the date on which a Change in Control occurs.  If a Change in Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.10.	Corresponding SAR

Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.11.	Fair Market Value

Fair Market Value means, on any given date, the reported “closing” price of a Common Share on the exchange on which the Common Share is listed for trading or, if the Common Share is not listed on any exchange, the amount determined by the Committee using any reasonable method in good faith.

1.12.	Initial Value

Initial Value means, with respect to a Corresponding SAR, the option price per share of the related Option and, with respect to an SAR granted independently of an Option, the price per Common Share as determined by the Committee on the date of grant; provided, however, that the price shall not be less than the Fair Market Value on the date of grant.

1.13.	Option

Option means an option that entitles the holder to purchase from the Company a stated number of Common Shares at the price set forth in an Agreement.

1.14.	Other Equity-Based Award

Other Equity-Based Award means any award other than an Option or SAR which, subject to such terms and conditions as may be prescribed by the Committee, entitles a Participant to receive Common Shares or rights or units valued in whole or in part by reference to, or otherwise based on, Common Shares (including securities convertible into Common Shares).

1.15.	Participant

Participant means an employee of the Company or an Affiliate or a member of the Board who satisfies the requirements of Article IV and is selected by the Committee to receive an Option, SAR or Other Equity-Based Award or a combination thereof.

1.16.	Plan

Plan means this American Community Properties Trust 2009 Share Incentive Plan.

1.17.	SAR

SAR means a share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Common Share encompassed by the exercise of the SAR, the excess, if any, of the Fair market Value at the time of exercise over the Initial Value.  References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

ARTICLE II
PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals and other service providers with ability and initiative by enabling such persons or entities to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its stockholders.  The Plan is intended to permit the grant of Options, the grant of SARs, and the grant of Other Equity-Based Awards in accordance with the Plan and any procedures that may be established by the Committee.  The proceeds received by the Company from the sale of Common Shares pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III
ADMINISTRATION

The Plan shall be administered by the Committee.  The Committee shall have authority to grant Options, SARs and Other Equity-Based Awards upon such terms (not inconsistent with the provisions of this Plan), as the Committee may consider appropriate.  Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of an Other Equity-Based Award.  Notwithstanding any such conditions, the Committee may, in its discretion, accelerate the time at which any Option or SAR may be exercised or the time at which an Other Equity-Based Award may become transferable or nonforfeitable or the time at which an Other Equity-Based Award may be settled.  In addition, the Committee shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan (including rules and regulations that require or allow Participants to defer the payment of benefits under the Plan); and to make all other determinations necessary or advisable for the administration of this Plan.  The express grant in the Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee.  Any decision made, or action taken, by the Committee in connection with the administration of this Plan shall be final and conclusive.  The members of the Committee shall not be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR or Other Equity-Based Award.  All expenses of administering this Plan shall be borne by the Company.

ARTICLE IV
ELIGIBILITY

Any employee of the Company or an Affiliate (including a trade or business that becomes an Affiliate after the adoption of this Plan) and any member of the Board is eligible to participate in this Plan.

ARTICLE V
COMMON SHARES SUBJECT TO PLAN

5.01.	Common Shares Issued

Upon the award of Common Shares pursuant to an Other Equity-Based Award, the Company may deliver to the Participant Common Shares from its authorized but unissued Common Shares.  Upon the exercise of any Option or SAR or Other Equity-Based Award denominated in Common Shares, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), Common Shares from its authorized but unissued Common Stock.

5.02.	Aggregate Limit

(a)           The maximum aggregate number of Common Shares that may be issued under this Plan pursuant to the exercise of Options and SARs and the grant of Other Equity-Based Awards is 750,000 shares.

(b)           The maximum number of Common Shares that may be issued under this Plan in accordance with Section 5.02(a) shall be subject to adjustment as provided in Article IX.

5.03.	Reallocation of Shares

If any award or grant under the Plan expires, is forfeited or is terminated without having been exercised or paid (whether in cash or Common Shares), then any Common Shares covered by such lapsed, cancelled, expired or unexercised portion of such award shall be available for the grant of other Options, SARs and Other Equity-Based Awards under this Plan.

ARTICLE VI
OPTIONS

6.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Option is to be granted and will specify the number of Common Shares covered by such awards.

6.02.	Option Price

The price per Common Share purchased on the exercise of an Option shall be determined by the Committee on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted.  Except as provided in Article IX, the price per share of an outstanding Option may not be reduced (by amendment, cancellation and new grant or otherwise) without the approval of shareholders.

6.03.	Maximum Option Period

The maximum period in which an Option may be exercised shall be determined by the Committee on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted.  The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04.	Nontransferability

Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant.  No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05.	Transferable Options

Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution.  In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06.	Employee Status

If the terms of any Option provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment or service.

6.07.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.  An Option granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the Option could be exercised.  A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the Option.  The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of shares with respect to which the Option is exercised.

6.08.	Payment

Subject to rules established by the Committee and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, certified check, by tendering Common Shares or by attestation of ownership of Common Shares or by a broker-assisted cashless exercise.  If Common Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the shares surrendered must not be less than the Option price of the shares for which the Option is being exercised.

6.09.	Shareholder Rights

No Participant shall have any rights as a shareholder with respect to shares subject to an Option until the date of exercise of such Option.

ARTICLE VII
SARS

7.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom SARs are to be granted and will specify the number of Common Shares covered by such awards.

7.02.	Maximum SAR Period

The term of each SAR shall be determined by the Committee on the date of grant, except that no SAR shall have a term of more than ten years from the date of grant.  The terms of any SAR may provide that it has a term that is less than such maximum period.

7.03.	Nontransferability

Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution.  In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities.  Except as provided in Section 7.04, during the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant.  No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04.	Transferable SARs

Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Rule 16b-3 under the Exchange Act as in effect from time to time.  The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution.  In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05.	Exercise

Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Committee shall determine.  An SAR granted under this Plan may be exercised with respect to any number of whole shares less than the full number for which the SAR could be exercised.  A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining shares subject to the SAR.  The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of shares with respect to which the SAR is exercised.

7.06.	Employee Status

If the terms of any SAR provide that it may be exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

7.07.	Settlement

At the Committee’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Common Shares, or a combination of cash and Common Shares.  No fractional share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.08.	Shareholder Rights

No Participant shall, as a result of receiving an SAR, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Common Shares.

ARTICLE VIII
OTHER EQUITY–BASED AWARDS

8.01.	Award

In accordance with the provisions of Article IV, the Committee will designate each individual to whom an Other Equity-Based Award is to be made and will specify the number of Common Shares or other securities or property covered by such awards.

8.02.	Terms and Conditions

The Committee, at the time an Other Equity-Based Award is made, shall specify the terms and conditions which govern the award.  The terms and conditions of an Other Equity-Based Award may prescribe that a Participant’s rights in the Other Equity-Based Award shall be forfeitable, nontransferable or otherwise restricted for a period of time or subject to such other conditions as may be determined by the Committee, in its discretion and set forth in the Agreement.  Other Equity-Based Awards may be granted to Participants, either alone or in addition to other awards granted under the Plan, and Other Stock-Based Awards may be granted in the settlement of other Awards granted under the Plan.

8.03.	Payment or Settlement

Other Equity-Based Awards valued in whole or in part by reference to, or otherwise based on, Common Shares shall be payable or settled in Common Shares, cash or a combination of Common Shares and cash, as determined by the Committee in its discretion.  Other Equity-Based Awards denominated as equity interests in other than Common Shares may be paid or settled in shares or units of such equity interests or cash or a combination of both as determined by the Committee in its discretion.

8.04.	Employee Status

If the terms of any Other Equity-Based Award provides that it may be earned or exercised only during employment or continued service or within a specified period of time after termination of employment or continued service, the Committee may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment or service.

8.05.	Shareholder Rights

A Participant, as a result of receiving an Other Equity-Based Award, shall not have any rights as a stockholder until, and then only to the extent that, Common Shares are issued under the Other Equity-Based Award.

ARTICLE IX
ADJUSTMENT UPON CHANGE IN COMMON STOCK

The maximum number of shares as to which Options, SARs and Other Equity-Based Awards may be granted and the terms of outstanding Options, SARs and Other Equity-Based Awards shall be adjusted as the Board shall determine to be equitably required in the event that (i) the Company (a) effects one or more split-ups, subdivisions or recapitalizations or (b) engages in a transaction to which Section 424 of the Code applies (assuming the Company was a corporation) or (ii) there occurs any other event which, in the judgment of the Board necessitates such action.  Any determination made under this Article IX by the Board shall be final and conclusive.

The issuance by the Company of equity of any class, or securities convertible into equity of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor or obligations of the Company convertible into Company securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs and Other Equity-Based Awards may be granted or the terms of outstanding Options, SARs or Other Equity-Based Awards.

The Committee may grant Options, SARs or Other Equity-Based Awards in substitution for performance shares, phantom shares, stock awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article IX.  Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Options, SARs or Other Equity-Based Awards shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE X
COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Common Shares shall be issued, no certificates for Common Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed.  The Company shall have the right to rely on an opinion of its counsel as to such compliance.  Any certificate issued to evidence Common Shares when an Other Equity-Based Award is settled or for which an Option or SAR is exercised may bear such legends and statements as the Committee may deem advisable to assure compliance with federal and state laws and regulations.  No Option or SAR shall be exercisable and no Common Shares shall be issued, no certificate for Common Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Committee may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XI
GENERAL PROVISIONS

11.01.	Effect on Employment and Service

Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual or entity any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual or entity at any time with or without assigning a reason therefor.

11.02.	Unfunded Plan

This Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan.  Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan.  No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

11.03.	Rules of Construction

Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference.  The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

11.04.	Withholding Taxes

Each Participant shall be responsible for satisfying any income and employment tax withholding obligations attributable to participation in the Plan.  Unless otherwise provided by the Agreement, any such withholding tax obligations may be satisfied in cash (including from any cash payable in settlement of an award or a cash equivalent acceptable to the Committee.  Any minimum statutory federal, state, district or city withholding tax obligations also may be satisfied (a) by surrendering to the Company Common Shares previously acquired by the Participant; (b) by authorizing the Company to withhold or reduce the number of Common Shares otherwise issuable to the Participant upon the exercise of an Option or SAR or the settlement of an Other Equity-Based Award; or (c) by any other method as may be approved by the Committee.  If Common Shares are used to pay all or part of such withholding tax obligation, the Fair Market Value of the shares surrendered, withheld or reduced shall be determined as of the day the tax liability arises.

                                   ARTICLE XII
CHANGE IN CONTROL

12.01.	Impact of Change in Control.

Upon a Change in Control, the Committee is authorized to cause (i) outstanding Options and SARs to become fully exercisable thereafter, in which case the Committee may also cause outstanding Options and SARs to terminate and cease to be exercisable after the Control Change Date provided that Participants are given written notice of the expected completion of the Change in Control at least forty-eight hours before the closing and (ii) outstanding Other Equity-Based Awards to become earned and nonforfeitable in their entirety.

12.02.	Assumption Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need for a Participant’s consent, may provide that an outstanding Option, SAR or Other Equity-Based Award shall be assumed by, or a substitute award granted by, the surviving entity in the Change in Control.  Such assumed or substituted award shall be of the same type of award as the original Option, SAR or Other Equity-Based Award being assumed or substituted.  The assumed or substituted award shall have a value, as of the Control Change Date, that is substantially equal to the value of the original award (or the difference between the Fair Market Value and the option price or Initial Value in the case of Options and SARs) as the Committee determines is equitably required and such other terms and conditions as may be prescribed by the Committee.

12.03.	Cash-Out Upon Change in Control.

In the event of a Change in Control the Committee, in its discretion and without the need of a Participant’s consent, may provide that each Option, SAR and Other Equity-Based Award shall be cancelled in exchange for a payment.  The payment may be in cash, Common Shares or other securities or consideration received by shareholders in the Change in Control transaction.  The amount of the payment shall be an amount that is substantially equal to (i) the amount by which the price per share received by shareholders in the Change in Control exceeds the option price or Initial Value in the case of an Option and SAR, or (ii) the price per share received by shareholders for each share of Common Share subject to an Other Equity-Based Award or (iii) the value of the other securities or property in Other Equity-Based award is denominated.  If the option price or Initial Value exceeds the price per share received by shareholders in the Change in Control transaction, the Option or SAR may be cancelled under this Section 12.03 without any payment to the Participant.

ARTICLE XIII
AMENDMENT

The Board may amend or terminate this Plan at any time; provided, however, that no amendment may adversely impair the rights of Participants with respect to outstanding awards.  In addition, an amendment will be contingent on approval of the Company’s shareholders if such approval is required by law or the rules of any exchange on which the Common Shares are listed.

ARTICLE XIV
DURATION OF PLAN

No Option, SAR or Other Equity-Based Award may be granted under this Plan after the day before the tenth anniversary of the date that the Plan is adopted by the Board of Directors.  Options, SARs and Other Equity-Based Awards granted before such date shall remain valid in accordance with their terms.

ARTICLE XV
EFFECTIVE DATE OF PLAN

Options, SARs and Other Equity-Based Awards may be granted under this Plan on and after the date that the Plan is adopted by the Board, provided that, this Plan shall not be effective unless approved by a majority of the Common Shares present or represented by properly executed and delivered proxies at a duly held stockholders’ meeting at which a quorum is present within twelve months before or after the date that the Plan is adopted by the Board.